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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                            STERLING CHEMICALS, INC.
                            AS OF SEPTEMBER 30, 2002


Owns 100% of:

 Sterling Fibers, Inc., a Delaware corporation

 Sterling Chemicals Acquisitions, Inc., a Delaware corporation

        Owns 100% of:


        Sterling Australian Holdings, Inc., a Delaware corporation

        Sterling (Sask) Holdings Ltd., an Ontario corporation

               Owns 100% of:

               Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation

                     Owns 100% of

                     619220 Saskatchewan Ltd., a Saskatchewan corporation

Sterling Chemicals International, Inc., a Delaware corporation

Sterling Chemicals Energy, Inc., a Delaware corporation

Sterling Chemicals Marketing, Inc., a Barbados corporation

Sterling Canada, Inc., a Delaware corporation

              Owns 100% of:

               Sterling Pulp Chemicals US, Inc., a Delaware corporation

                     Owns 100% of:

                     Sterling Pulp Chemicals, Inc., a Georgia corporation

               Sterling NRO, Ltd., an Ontario corporation

               Sterling Pulp Chemicals, Ltd., an Ontario corporation

               Sterling Pulp Chemicals Fuzhou, Ltd., an Ontario corporation